SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2000
                                                         -----------------

                               SHOP AT HOME, INC.
             (Exact name of registrant as specified in its charter)

          Tennessee                   0-25596                   62-1282758
     -------------------          ----------------             ------------
(State or other jurisdiction      (Commission File            (IRS Employer
      of incorporation)                Number)             Identification No.)

 5388 Hickory Hollow Parkway
     Antioch, Tennessee                                           37013
 --------------------------                                       -----
 (Address of principal executive offices)                        Zip Code


       Registrant's telephone number, including area code: (615) 263-8000

ITEM 5.    OTHER EVENTS.

         On June 30, 2000, Shop At Home, Inc. (the "Company") issued 2,000 shares of its Series B Convertible Preferred Stock and related warrants in a private placement to institutional investors. On December 22, 2000, the Company agreed with the holders of its Series B Preferred Stock to amend the terms thereof. The amendment provides for the redemption of 416 shares of Series B Preferred Stock on December 29, 2000 and additional shares of Series B Preferred Stock under certain conditions prior to March 31, 2001. The amendment extends restrictions on the conversion of the Series B Preferred Stock into Common Stock and the shorting of stock by holders of the Series B Preferred Stock. The amendment also waives certain terms of the related warrants. On December 29, 2000 the Company redeemed 416 shares of Series B Preferred Stock pursuant to the terms of the Redemption and Waiver Agreement. A copy of the Redemption and Waiver Agreement, dated December 22, 2000, is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Press Release that the Company released on December 27, 2000 concerning this event is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

                 10.1 Redemption and Waiver Agreement, dated as of December 22, 2000, by and among Shop At Home, Inc. and the holders of the Series B Convertible Preferred Stock.

                 99.1      Press Release.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SHOP AT HOME, INC.

Dated:  January 2, 2001                  By:
                                         Name: Arthur D. Tek
                                         Title: Executive Vice President
                                         and Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

10.1 Redemption and Waiver Agreement, dated as of December 22, 2000, by and among Shop At Home, Inc. and the holders of the Series B Convertible Preferred Stock.

99.1     Press Release.

Exhibit 10.1
                         REDEMPTION AND WAIVER AGREEMENT

         This Redemption and Waiver Agreement (this "Agreement"), which waives certain rights and obligations of the parties hereto set forth in the Securities Purchase Agreement (the "Purchase Agreement"), dated June 30, 2000, by and among Shop At Home, Inc., a Tennessee corporation (the "Company"), and HFTP Investment L.L.C. ("HFTP") and Leonardo, L.P. ("Leonardo" and together with HFTP, the "Buyers") and the Articles of Amendment to the Charter of Shop At Home, Inc. filed pursuant to the Purchase Agreement on June 30, 2000 (the "Articles of Amendment") and the Registration Rights Agreement (the "Registration Rights Agreement"), dated June 30, 2000, by and among the Company and the Buyers and the warrants (the "Warrants") to purchase shares of the Company's common stock, par value $0.0025 per share (the "Common Stock") issued to the Buyers pursuant to the Purchase Agreement as each such document has been amended or waived pursuant to the September Waiver and Agreement (as defined below), and also sets forth certain additional agreements between the parties hereto, is dated and effective as of December 22, 2000.

         WHEREAS, the Company desires to redeem from each of the Buyers certain shares of the Company's Series B Convertible Preferred Stock (the "Preferred Shares") as set forth below; and

         WHEREAS, the Company desires that each Buyer waives certain provisions of the Articles of Amendment, the Purchase Agreement and the Warrants and enter into certain agreements relating to the parties rights and obligations as set forth in those documents;

         NOW THEREFORE, for the mutual consideration set forth below each of the Buyers and the Company agree as follows:

         1.    Agreements and Waivers.

                a. Redemption of Preferred Shares. The Company shall redeem Preferred Shares from each Buyer in the following amounts and manner:

                    i. First Redemption. On December 29, 2000 (the "First Redemption Closing Date"), subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 hereof, the Company shall redeem from each Buyer and each Buyer shall allow the Company to redeem from it that number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers attached hereto (the "First Redemption Closing"), which number of Preferred Shares to be redeemed from all the Buyers at the First Redemption Closing shall equal in the aggregate 416 Preferred Shares (the "First Redemption Shares"). The redemption price for each First Redemption Share shall be equal to 105% of the Conversion Amount (as defined in the Articles of Amendment) of such First Redemption Share on the First Redemption Closing Date (the "First Redemption Price").

                    ii.         Additional  Redemptions. Subject to satisfaction
         (or waiver) of the conditions set forth in Sections 5 and 6 hereof, upon the issuance of any equity security by the Company (other than pursuant to the exercise of Options (as defined in the Articles of
         Amendment) or Convertible Securities (as defined in the Articles of Amendment) outstanding on the date of this Agreement), the terms of which have not been amended or waived since the date of this Agreement) on or prior to March 31, 2001 (an "Equity Issuance"), the Company shall redeem from the Buyers, on a pro rata basis (determined based on the number of Preferred Shares each Buyer initially purchased pursuant to the Purchase Agreement compared to the total number of Preferred Shares issued pursuant to the Purchase Agreement), that number of Preferred Shares (the "Additional Redemption Shares" and, collectively with the First Redemption Shares, the "Redemption Shares") for which the aggregate Additional Redemption Price (as defined below) of all such redeemed Preferred Shares is equal to the net cash proceeds to the Company from the issuance of such equity security (each, an "Additional Redemption Closing"). On or before the first Business Day (as defined below) following the consummation of an Equity Issuance, the Company shall deliver written notice of such closing to each Buyer, which notice shall state the net proceeds to the Company from such Equity Issuance and the Additional Redemption Closing Date with respect to such Equity Issuance. An "Additional Redemption Closing Date" means, with respect to each Equity Issuance, the date which is three (3) Business Days after the date of consummation of such Equity Issuance. The "Additional Redemption Price" means, with respect to each Additional Redemption Share, the product of (A) the Redemption Percentage (as defined in the Articles of Amendment) on the applicable Additional Redemption Closing Date, multiplied by (B) the Conversion Amount on the applicable Additional Redemption Closing Date of such Additional Redemption Share; and, collectively, the First Redemption Price and the Additional Redemption Price, are referred to herein as the "Redemption Price".

                    iii. The Closing Dates. The time of the First Redemption Closings and each Additional Redemption Closing (collectively, the "Closings") shall be 1:00 p.m., Eastern Time, on the First Redemption Date or the Additional Redemption Date,
         respectively,  (collectively,  the "Closing        Dates"),  subject to
         satisfaction (or waiver) of the conditions to the applicable Closing set forth in Sections 5 and 6 (or such later date as is mutually agreed to by the Company and each of the Buyers). Each Closing shall occur on the applicable Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                    iv. Payment of Redemption Price. On each Closing Date (i) the Company shall pay the Redemption Price to each Buyer for the Redemption Shares being redeemed by the Company from such Buyer on such Closing Date, by wire transfer of immediately available funds in accordance with such Buyer's written wire transfer instructions, and (ii) each Buyer shall deliver to the Company, stock certificates (the "Stock Certificates") representing such number of Redemption Shares which the Company is redeeming from such Buyer at such Closing, duly endorsed for transfer to the Company. If the number of Preferred Shares represented by the Stock Certificate delivered by a Buyer to the Company in connection with a Closing is greater than the number of Preferred Shares that the Company is redeeming from such Buyer at such Closing, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after such Closing and at its own expense, issue and deliver to such Buyer a new Stock Certificate representing the number of Preferred Shares not redeemed at such Closing.

                b.    Waivers to the Purchase   Agreement.   Provided  that, and
for so long as, the Company continues to comply with its obligations under Sections 1, 4(b) and 8(i) of this Agreement and under the Articles of Amendment as it relates to the Company's Conversion Election Notices (as defined in the Articles of Amendment) delivered pursuant to the September Waiver and Agreement (as defined below), each of the Buyers waives, during the
Forbearance Period (as defined below) only, its right to engage in any transaction constituting a Short Sale (as defined in the Purchase Agreement), to the extent such transaction is otherwise prohibited by Section 4(l) of the Purchase Agreement, solely as a result of the occurrence of an event described in either clause (c), clause (d), clause (h) or clause (i) of Section 4(l) of the Purchase Agreement, provided that the occurrence of such event took place prior to, or during, the Forbearance Period.

                c. Agreement on Conversion Restrictions. Notwithstanding any rights or obligations contained in the Articles of Amendment, the Company and each of the Buyers agree as follows:

         The right of a holder of Preferred Shares to convert Preferred Shares pursuant to Section 2(b) of the Articles of Amendment shall be limited as set forth below. Subject to the exceptions described below, without the prior consent of the Company, no holder of Preferred Shares shall be entitled to convert any Preferred Shares during the period beginning on the date hereof and ending on and including March 31, 2001. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 6 shall not apply: (i) with respect to each holder of Preferred Shares, to the number of Preferred Shares equal to the aggregate of all such holder's Pro Rata Conversion Amounts (as defined in the Articles of Amendment) set forth in each Company's Election Conversion Notice (as defined in the Articles of Amendment) received by such holder on or prior to the date of determination (including, without limitation, the Company's Election Conversion Notice deemed delivered by the Company on November 30, 2000, pursuant to the Waiver and Agreement, dated as of September 21, 2000, by and among the Company and each of the Buyers (the "September Waiver and Agreement") to the extent not converted prior to the date of this Agreement); (ii) on or after any date on which the Common Stock is not quoted on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or has been suspended from trading on such market or exchange (other than suspensions of not more than one day due to business announcements by the Company) or on which delisting or suspension by such market or exchange has been threatened or is pending either (I) in writing by such market or exchange or (II) by falling below the minimum listing maintenance requirements of such market or exchange; (iii) on or after any date on which there shall have occurred a Triggering Event (as defined in the Articles of Amendment) or an event that with the passage of time and without being cured would constitute a Triggering Event;
         (iv) on or after any date on which a Change of Control (as defined in the Articles of Amendment) shall have been consummated or there has been a public announcement of a pending, proposed or intended Change of Control; (v) on or after any date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities or Options that are convertible into or exercisable or exchangeable for shares of Common Stock at a conversion or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price; (vi) on or after any date on which the Company fails to pay the Company's Election Redemption Price (as defined in the Articles of Amendment) or the Redemption Price for any Preferred Shares in a timely manner in accordance with a Redemption at Company's Election pursuant to Section 6 of the Articles of Amendment or pursuant to Section 1 hereof, respectively; (vii) with respect to the conversion of any Preferred Share pursuant to a Conversion Notice (as defined in the Article of Amendment) delivered to the Company in accordance with Section 2 (d) (i) of the Articles of Amendment on a date in which the Closing Sale Price (as defined in the Articles of Amendment) of the Common Stock is greater than $5.00
         (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions after the date of this Agreement); (viii) with respect to any conversion of Preferred Shares at a price equal to the Fixed Conversion Price then in effect; or
         (ix) on and after the first date on which the Company fails to comply in any respect with its obligations under Section 4(n) of the Purchase Agreement or Section 1, Section 4(b) or Section 8(i) of this Agreement and under the Articles of Amendment as it relates to the Company's Conversion Election Notices delivered pursuant to the September Waiver and Agreement.

                d.    Amendment to the  Warrants.  Each  of  the  Buyers and the
Company amend the Warrant held by each such Buyer   by replacing Section 8(a) in
its entirety with the following:

         Adjustment of Warrant Exercise Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by, or for the account, of the Company, but excluding (A) shares of Common Stock issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities and (B) the Excluded Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to the consideration, if any, received by the Company upon such issue or sale; provided, however, that the Warrant Exercise Price shall not be reduced pursuant to this Section 8(a) at any time that the amount of such reduction would be an amount less than 2% of the Warrant Exercise Price immediately preceding such reduction, but any such amount shall be carried forward and a reduction in the Warrant Exercise Price pursuant to this Section 8(a) shall be made with respect to such amount at the earlier of (x) such time as all such amounts which have been carried forward pursuant to this provison aggregate 2% or more of the Warrant Exercise Price then in effect and
         (y) the next  reduction of the Warrant  Exercise Price pursuant to this
         Section 8(a).

         Notwithstanding the foregoing, the amendment set forth in this Section 1(d) shall be null and void and of no further force or effect on and after the first date hereof on which the Company fails in any respect to comply with its obligations under Sections 1, 4(b) or 8(i) of this Agreement and under the Articles of Amendment as it relates to the Company's Conversion Election Notices delivered pursuant to the September Waiver and Agreement.

                e. Definitions. "Forbearance Period" shall mean the period beginning on and including the date hereof and ending on and including March 31, 2001.

         2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:
                a. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The  Company  represents  and  warrants  to each of the Buyers that:
                a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

                b.   Authorization;  Enforcement;  Validity.   The  Company  has
the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including without limitation the redemption of the Redemption Shares, has been duly authorized and approved by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                c. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the redemption of the Redemption Shares) will not (i) result in a violation of the Company's Charter, as amended and as in effect on the date hereof (the "Charter"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws");
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any
rights  of  termination,   amendment,   acceleration  or  cancellation  of,  any
agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The Company is not required to obtain any consent (that has not been obtained prior to the First Redemption Closing Date), authorization or order of, or make any filing or registration with, any court or governmental agency, any regulatory or self-regulatory agency, or any other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.

                d. SEC Documents; Financial Statements. Since June 30, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

                e. Absence of Certain Changes. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                f. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement.

         4.    COVENANTS.


                a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                b. Filing of Form 8-K and Public Announcement. On or before the first (1st) Business Day following the First Redemption Closing Date, the Company shall file a current report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and include as exhibits to such Form 8-K this Agreement in the form required by the 1934 Act. Prior to the Company's delivering written notice to the Buyers concerning the consummation of an Equity Issuance pursuant to Section 1(a)(ii), the Company shall publicly disclose the material terms of such Equity Issuance (including, without limitation, the net proceeds to the Company from such Equity Issuance and any other information included in such written notice). If the Company fails to redeem all the Redemption Shares required on any Additional Redemption Closing Date, then by 5:00 p.m., Eastern Time, the Company shall publicly announce that it has failed to redeem all required Preferred Shares on such Additional Redemption Closing Date. In the event that the Company breaches its obligation in the immediately preceding sentence, then, in addition to any other remedy provided for herein, each Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval of the Company or its officers, directors, employees or agents. No Buyer shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

         5. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company hereunder to redeem the applicable number of Redemption Shares from any Buyer at an applicable Closing is subject to the satisfaction, at or before such Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                     i. Such Buyer shall have executed this Agreement and delivered the same to the Company.

                     ii.        Such   Buyer  shall   have   delivered  to   the
         Company  the  Stock   Certificates  representing the Redemption  Shares
         to be redeemed by the Company from such Buyer at such Closing.

                     iii. The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the such Closing Date.

         6. CONDITIONS TO EACH BUYER'S OBLIGATIONS AT CLOSING. The obligation of each Buyer hereunder to permit the Company to redeem the applicable number of Redemption Shares at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each other Buyer with prior written notice thereof:

                     i. The Company shall have executed this Agreement and delivered the same to such Buyer.

                     ii. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect.

                     iii. The Company shall have delivered to such Buyer the applicable Redemption Price for the number of Redemption Shares being redeemed by the Company from such Buyer on the applicable Closing Date.

                     iv.        The Board of Directors of the Company shall have
         adopted  resolutions   consistent   with   Section   3(b)   above  (the
         "Resolutions").

                     v. The Company shall have delivered to such Buyer a secretary's certificate, dated as of the applicable Closing Date, certifying as to (A) the Resolutions, (B) the Charter and (C) the By-laws, each as in effect at the applicable Closing.

         7. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, officers, directors, employees and direct or indirect Buyers and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby or
(c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is brought or made by the Company or its stockholders whether directly or as a derivative suit) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, other than those arising out of a Buyer's breach of the terms hereof or thereof. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

         8.       GOVERNING LAW; MISCELLANEOUS.

                a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                c.   Headings.    The   headings   of   this  Agreement  are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                e.   Entire  Agreement;  Amendments.  This Agreement  supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing the Purchase Agreement, the Warrants, the Registration Rights Agreement, the September Waiver and Agreement and the Articles of Amendment shall remain in full force and effect with respect to the securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which on the date of this Agreement held at least two-thirds of the aggregate number of Preferred Shares outstanding and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

                f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Buyers which as of the date of this Agreement held at least two-thirds of the aggregate number of Preferred Shares outstanding. A Buyer may assign some or all of its rights under this Agreement without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Agreement, the Buyers shall be entitled to pledge the Preferred Shares and the Warrants in connection with a bona fide margin account or other loan or financing arrangement secured by the Preferred Shares and the Warrants.

                g. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                h.   Survival.  Unless  this   Agreement  is   terminated  under
Section 8(k), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 1, 4 and 8, and the indemnification provisions set forth in Section 7, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                i. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                k. Termination. In the event that the First Redemption Closing shall not have occurred with respect to a Buyer on December 29, 2000 due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), any non-breaching party shall have the option to terminate this Agreement with respect to such non-breaching party at the close of business on such date or any day thereafter without liability of any party to any other party.

                l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                m. Remedies. Each Buyer shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Buyer has been granted at any time under any other agreement or contract (including, without limitation, the Purchase Agreement, the Warrants, the Registration Rights Agreement and the Charter) and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                n. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or such Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                o. Mutual General Release. i. In consideration of the release set forth in Section 8(o)(ii), effective as of the First Redemption Closing (the "Effective Time") each Buyer, severally and not jointly, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Buyer Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law and to the extent that such Buyer has the power to grant such waiver and release, but subject to Section 8(o)(iii) below, any and all claims, rights and causes of action, whether known or unknown arising prior to the date hereof (collectively, the "Buyer Claims"), that any of the Buyer Releasing Persons had or currently has against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, Buyer Claims arising out of or relating to the Purchase Agreement, the Registration Rights Agreement, the Charter, the September Waiver Agreement and the Warrants (collectively, the "Released Documents") (other than arising after the Effective Time).

                     ii.       In further  consideration of the Buyers  entering
         into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law and to the extent the Company has the power to grant such waiver and release, but subject to
         Section 8(o)(iii) below, any and all claims, rights and causes of action, whether known or unknown arising prior to the date hereof (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (i) the Buyers, (ii) any of the Buyers' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Buyers' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Buyer Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents.

                     iii. The Company and each of the Buyers acknowledges that the release set forth in Sections 8(o)(i) and 8(o)(ii) above does not affect any claim which any Company Releasing Person or Buyer Releasing Person may have under this Agreement, Section 8 of the Purchase Agreement or Section 6 or Section 7 of the Registration Rights Agreement.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:
-------                                 ------
SHOP AT HOME, INC.                      HFTP INVESTMENT L.L.C.
By:    /s/  Kent E. Lillie              By:   Promethean Asset Management L.L.C.
   -----------------------
     Name:  Kent E. Lillie              Its:  Investment Manager
          ----------------
     Title:  President/ CEO
                                        By:    /s/  John Floegel
                                        Name:  John Floegel
                                        Title:  Authorized Representative
                                        LEONARDO, L.P.
                                        By:   Angelo, Gordon & Co., L.P.,
                                        Its:  General Partner
                                        By:    /s/  Michael L. Gordon
                                        Name:  Michael L. Gordon
                                        Title:  Chief Operating Officer



                               SCHEDULE OF BUYERS

                                                                Number of
                                                                Preferred
                                                                  Shares
                                      Buyer Address               to be            Buyer's Legal Representatives'
      Buyer's Name                 and Facsimile Number          Redeemed          Address and Facsimile Number
HFTP Investment L.L.C.     _Promethean Asset Management, L.L.C.     208      Katten Muchin & Zavis
                           750 Lexington Avenue, 22nd Floor                  525 W. Monroe Street
                           New York, NY 10022                                Chicago, Illinois 60661-3693
                           Attention: David M. Kittay                        Attention: Robert J. Brantman, Esq.
                                    John Floegel                             Telephone: (312) 902-5200
                           Telephone: (212) 702-5200                         Facsimile: (312) 902-1061
                           Facsimile: (212) 758-9334
                           Residence: New York
Leonardo, L.P.             c/o Angelo, Gordon & Co., L.P.           208      c/o Angelo, Gordon & Co., L.P.
                           245 Park Avenue - 26th Floor                      245 Park Avenue - 26th Floor
                           New York, New York 10167                          New York, New York 10167
                           Attention: Ari Storch                             Attention: Ari Storch
                                    Adam Chill                                        Adam Chill
                           Telephone: (212) 692-2035                         Telephone: (212) 692-2035
                           Facsimile: (212) 867-6449                         Facsimile: (212) 867-6449
                           Residence: Cayman Islands



Exhibit 99.1

                                                 Contact:
                                                 Arthur D. Tek
                                                 Executive Vice President
                                                     and Chief Financial Officer
                                                 615-263-8000

               Shop At Home Announces $4.5 Million Cash Redemption
                               of Preferred Stock

        Preferred Shareholders Extend Standstill Period to March 31, 2001

                    -----------------------------------------

                  NASHVILLE, TENNESSEE (December 27, 2000) - - Shop At Home, Inc. (Nasdaq: SATH), an electronic commerce leader in both the broadcast and Internet channels, announced today that it is redeeming 416 shares of its Series B Preferred Stock for $4.5 million in cash. The redemption consideration was determined in accordance with the provisions of the Company's Charter, and includes accrued dividends and will be paid on December 29, 2000. The Company originally issued 2,000 shares of the Series B Preferred (with a total stated value of $20,000,000) on June 30, 2000. The Series B stockholders have previously converted 871 shares and have been mandated by the Company to convert up to another 129 shares by December 31, 2000. When the cash redemption and mandated conversions are completed at year-end, there will be 584 shares of Series B Preferred Stock outstanding with a stated value of $5,840,000 (assuming that the terms of the Company's Charter permit the Series B stockholders to convert all 129 shares by December 31, 2000 as mandated by the Company).

                  Shop At Home's President and CEO, Kent Lillie, said: "This redemption and agreement with our Preferred stockholders reduces the overhang on our common stock to a modest level. As of December 31, 2000, our Preferred shareholders will have converted 1,000 shares and the Company will have repurchased 416 of the original 2,000 shares, or a total of $14,160,000 of the original $20,000,000. It is expected that the remainder $5,840,000 plus accrued interest will be converted or redeemed in an orderly fashion by March 31, 2001. We appreciate the cooperation of the Series B investors in extending the standstill period which will allow us to better maximize value for all our shareholders, Common as well as Preferred."

Houston Station Sale

                  The Company announced on November 13, 2000 an agreement to sell its Houston television station, KZJL, Channel 61, for $57 million in cash at closing and certain rights to its 700 MHz spectrum to Liberman Broadcasting Company. It is expected that the Federal Communications Commission will approve the transfer of the license within the next several weeks, and that the sale and transfer will be completed by the end of February.

Additional Details Regarding the Preferred Shareholder Rights

                  The Company also announced that the Series B holders have agreed to extend until March 31, 2001, the current restrictions on converting the Series B Preferred Stock and shorting common stock which otherwise would have expired on December 31, 2000. In general, these restrictions prohibit the holders of Series B Preferred Stock from converting their shares to common stock and from shorting common stock in excess of the number of shares underlying the warrants they hold. The Company agreed to use the net cash proceeds of any equity offering completed before March 31, 2001 to redeem additional shares of Series B Preferred Stock. No such equity offering is currently contemplated. Also with regard to the warrants, the holders of the Series B Preferred Stock agreed to waive the provision of the warrant, which would have increased the number of shares issuable upon exercise of the warrants if the Company were to issue additional shares of common stock at a price below the warrant exercise price. Therefore, the number of shares of common stock underlying the warrant is a fixed number.

About Shop At Home

                  Shop At Home, Inc., a leader in converged technology, is a premier retailer of specialty consumer products, primarily collectibles, through interactive electronic media including broadcast, cable and satellite television and, increasingly, over the Internet. Shop At Home Network reaches over 60 million unique cable and satellite households and owns full power television stations in San Francisco, Boston, Houston, Cleveland, Raleigh and Bridgeport, which is licensed to the New York market.

                  Shop At Home also operates collectibles.com,  a leading online site for the retail sale of collectibles products that features state-of-the-art technology from Oracle Corp. (Nasdaq: ORCL), and others to offer collectors a unique online shopping experience. collectibles.com has completed exclusive-to-the-Internet  distribution  agreements  with  more  than  85 of the leading manufacturers and licensees of collectibles products. For more information, visit www.collectibles.com.

--------------------------------------------------------------------------------
 "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 - This release contains forward-looking statements within the meaning of
Section 27A of Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those identified for a number of reasons as are discussed from time to time in Shop At Home's SEC reports, including but not limited to the registration statement on Form S-3 as amended on July 1, 1999, the report on Form 10-K for the year ended June 30, 2000 (Business and Management's Discussion and Analysis of Financial Condition and Results of Operations), the Form 10-Q filed for the Quarter ending September 30, 2000 and any recent Forms 8-K.
--------------------------------------------------------------------------------
                                      ####